SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549





                                  FORM 8-K/A


                                CURRENT REPORT


                                AMENDMENT NO. 1




                         Pursuant to Section 13 or 15(d) of the
                            Securities Exchange Act of 1934


                   Date of Report (Date of earliest event reported):


                                    June 28, 1996




                               TRIANGLE PACIFIC CORP.
              (Exact name of registrant as specified in its charter)




Delaware                        0-22138                       94-2998971
(State or other               (Commission                   (IRS Employer
jurisdiction of                File Number)                Identification No.)




16803 Dallas Parkway, Dallas, Texas                                  75248
(Address of principal executive offices)                          (Zip Code)



             Registrant's telephone number, including area code:

                                (214) 887-2000









Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Businesses Acquired

         Audited financial statements of Hartco Flooring Company filed as a part of this report:

         -    Report of Independent Public Accounts

         -    Balance Sheet at December 30, 1995

         -    Statement of Operations for the fiscal year ended December 30,
              1995

         - Statement of Changes in Shareholder's Investment for the fiscal year ended December 30, 1995

         -    Statement of Cash flows for the fiscal year ended December 30,
              1995

         -    Notes to Consolidated Financial Statements

         (b)  Pro Forma Financial Information

         Unaudited Pro Forma Financial Statements of Triangle Pacific Corp. filed as part of this report:

         - Unaudited Pro Forma Statement of Operations for the six months ended June 28, 1996 (including Notes)

         - Unaudited Pro Forma Statement of Operations for the six months ended June 30, 1995 (including Notes)

         - Unaudited Pro Forma Statement of Operations for the year ended December 29, 1995 (including Notes)


































                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Shareholder of
Hartco Flooring Company:

We have audited the accompanying balance sheet of Hartco Flooring Company as of December 30, 1995, and the related statements of operations, shareholder's investment, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hartco Flooring Company as of December 30, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

As discussed in Note 1, on June 28, 1996, all of the outstanding common stock of Hartco Flooring Company was sold to Triangle Pacific Corp.



/s/ Arthur Andersen LLP


Dallas, Texas,
     July 26, 1996
















                               HARTCO FLOORING COMPANY
                               -----------------------

                           BALANCE SHEET--DECEMBER 30, 1995
                           --------------------------------
                                    (In Thousands)



                                       ASSETS
                                       ------
CURRENT ASSETS:
     Trade receivables, net of allowance for
          doubtful accounts of $501                             $  5,846
     Inventories, net                                             13,638
     Prepaid expenses                                                279
                                                                 -------

                    Total current assets                          19,763
                                                                 -------


PROPERTY, PLANT, AND EQUIPMENT:
     Land and land improvements                                    2,403
     Buildings and improvements                                   10,870
     Equipment, furniture, and fixtures                           31,479
                                                                 -------

                                                                  44,752

     Less- Accumulated depreciation                               20,080
                                                                 -------

                                                                  24,672


DEFERRED INCOME TAXES                                                306

GOODWILL, net                                                     61,368

OTHER NONCURRENT ASSETS                                              663
                                                                 -------

                    Total assets                                $106,772
                                                                 =======














The accompanying notes to financial statements are an integral part of this balance sheet.



                               HARTCO FLOORING COMPANY
                               -----------------------


                           BALANCE SHEET--DECEMBER 30, 1995
                           --------------------------------
                          (In Thousands, except share amounts)


                      LIABILITIES AND SHAREHOLDER'S INVESTMENT
                      ----------------------------------------

CURRENT LIABILITIES:
     Current portion of long-term debt                          $    264
     Accounts payable                                                957
     Accrued liabilities                                           3,146
     Deferred income taxes                                           818
                                                                 -------

                    Total current liabilities                      5,185

LONG-TERM DEBT, net of current portion                            14,894

PAYABLE TO PARENT                                                 56,477

POSTRETIREMENT HEALTHCARE BENEFIT OBLIGATION                       2,848

OTHER NONCURRENT LIABILITIES                                       3,259
                                                                 -------

                    Total liabilities                             82,663
                                                                 -------

SHAREHOLDER'S INVESTMENT:
     Common stock - $1 par value, authorized
          shares - 200,000, issued and outstanding
          shares - 65,700 at December 30, 1995                        66

     Additional paid-in capital                                   93,934

     Retained deficit                                            (69,891)
                                                                 -------

                    Total shareholder's investment                24,109
                                                                 -------

                    Total liabilities and shareholder's
                        investment                              $106,772
                                                                 =======









The accompanying notes to financial statements are an integral part of this balance sheet.


                               HARTCO FLOORING COMPANY
                               -----------------------

                               STATEMENT OF OPERATIONS
                               -----------------------


                       FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995
                       -------------------------------------------
                         (In Thousands, except per share amounts)



NET SALES                                                       $ 70,789

COSTS AND EXPENSES:
     Cost of sales                                                58,979
     Selling, general and administrative                           9,763
     Amortization of goodwill                                      1,865
     Interest                                                        947
                                                                 -------

                                                                  71,554
                                                                 -------

LOSS BEFORE INCOME TAXES                                            (765)

PROVISION FOR INCOME TAXES                                           438
                                                                 -------

                    Net loss                                    $ (1,203)
                                                                 =======

PER SHARE DATA:
     Net loss                                                   $ (18.31)
     Weighted average shares outstanding                          65,700























The accompanying notes to financial statements are an integral part of this statement.


                               HARTCO FLOORING COMPANY
                               -----------------------


                     STATEMENT OF CHANGES IN SHAREHOLDER'S INVESTMENT
                     ------------------------------------------------

                       FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995
                       -------------------------------------------
                                    (In Thousands)



                                        Additional
                              Common     Paid-In       Retained
                              Stock      Capital       (Deficit)      Total
                              ------     ---------     ---------     -------

BALANCE, December 31, 1994   $   66     $  93,934    $ (68,688)     $ 25,312

     Net loss                     -             -       (1,203)       (1,203)
                              -----      --------     --------       -------

BALANCE, December 30, 1995   $   66     $  93,934    $ (69,891)     $ 24,109
                              =====      ========     ========       =======


































The accompanying notes to financial statements are an integral part of this statement.

                               HARTCO FLOORING COMPANY
                               -----------------------


                               STATEMENT OF CASH FLOWS
                               -----------------------

                       FOR THE FISCAL YEAR ENDED DECEMBER 30, 1995
                       -------------------------------------------
                                  (In Thousands)


CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                  $   (1,203)
     Adjustments-
          Depreciation                                              3,526
          Deferred income taxes                                      (524)
          Amortization of goodwill                                  1,865

     Change In Assets And Liabilities-
          Trade receivables                                          (495)
          Inventories                                                (473)
          Accounts payable                                           (162)
          Accrued liabilities                                          18
          Other                                                      (387)
                                                                ---------

               Net cash provided by operating activities            2,165
                                                                ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sale of property, plant, and equipment              42
     Additions to property, plant, and equipment                   (3,142)
                                                                ---------

               Net cash used in investing activities               (3,100)
                                                                ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net borrowings from parent                                     1,194
     Payments of long-term debt                                      (259)
                                                                ---------

               Net cash provided by financing activities              935
                                                                ---------

NET INCREASE IN CASH                                                    -

CASH AND CASH EQUIVALENTS, beginning of period                          -
                                                                ---------

CASH AND CASH EQUIVALENTS, end of period                       $        -
                                                                =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period for-
          Interest                                             $      947
          Income taxes                                                386

The accompanying notes to financial statements are an integral part of this statement.


                               HARTCO FLOORING COMPANY
                               -----------------------


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 30, 1995


NOTE 1.     SALE OF THE COMPANY:

Prior to June 28, 1996, Hartco Flooring Company (the "Company") was a wholly owned subsidiary of Premark International ("Premark"). On June 28, 1996, Premark sold all of the outstanding common stock of the Company to Triangle Pacific Corp. ("Tripac"). The total value of the acquisition was $63 million, consisting of $36.1 million in cash and the balance representing the assumption of liabilities.

As of December 30, 1995, it was Premark's intent to continue to operate the Company as a wholly owned subsidiary. As such, the carrying value and classification of assets and liabilities in the accompanying balance sheet were evaluated on the basis that the Company would continue to be operated as a wholly owned subsidiary of Premark.

NOTE 2.     NATURE OF OPERATIONS:

The Company conducts its operations through a single business segment which consists of the manufacture and distribution of hardwood flooring. The Company's products are used primarily in residential new construction and remodeling and are sold throughout the U.S.

NOTE 3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories

Inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) cost method. Had inventories been valued by the first-in, first-out method, which approximates current cost, inventories would have been increased by $3,619,000 at December 30, 1995. Raw materials inventories include purchased parts and supplies to be used in manufactured products. Work-in-process and finished goods inventories include material, labor, and overhead costs incurred in the manufacturing process. The major components of inventories at December 30, 1995, are as follows (in thousands):

     Raw materials          $  6,194
     Work-in-process           3,180
     Finished goods            7,883
                             -------
          Total               17,257

     Less- LIFO reserve       (3,619)
                             -------
     Inventory, net         $ 13,638
                             =======
Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Expenditures for maintenance, repairs, renewals and improvements which do not extend the useful lives of assets are charged to appropriate expense accounts in the year incurred. Upon disposition of an asset, cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in the results of operations. Depreciation is computed on a straight-line basis using the following estimated useful lives:

     Buildings and improvements           10 to 31 years
     Equipment, furniture, and fixtures    3 to 12 years

If the carrying value of an asset, including associated intangibles, exceeds the sum of estimated undiscounted future cash flows, then an impairment loss is recognized for the difference between estimated fair value and carrying value. Based upon the Company's analysis of estimated undiscounted future cash flows, no such impairment loss has been recorded in the accompanying financial statements.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets when Premark acquired the Company in 1988. The goodwill is being amortized over 40 years. Accumulated amortization of goodwill is approximately $13,431,000 as of December 30, 1995.

Fair Value of Financial Instruments

The Company's long-term debt is recorded at cost, which approximates fair market value at December 30, 1995.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the rates expected to apply to taxable income in the years in which the temporary differences are expected to reverse and the credits are expected to be used. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In determining the amount of any valuation allowance required to offset deferred tax assets an assessment is made, which includes anticipating future income in determining the likelihood of realizing deferred tax assets.

Loss Per Share

Loss per share is based upon the weighted average number of common shares outstanding during the year. The Company has no common stock equivalents.

NOTE 4.     LONG-TERM DEBT:

Long-term debt consists of the following (in thousands):

     Industrial revenue bond                       $ 10,000
     Capital lease obligation                         4,989
     Other                                              169
                                                    -------
                                                     15,158
     Less- current portion of long-term debt            264
                                                   $ 14,894
                                                    =======

Industrial Revenue Bond

On August 1, 1989, the Company entered into an industrial revenue financing agreement in the amount of $10,000,000 with the City of Somerset, Kentucky, to partially finance the construction of a manufacturing plant in Somerset, Kentucky. The principal is due on or before August 1, 2009. The interest rate varies, and for the year ended December 30, 1995, the interest rate ranged up to 4.55%.

Capital Lease Obligation

The Company has an agreement with the Kentucky Rural Economic Development Authority (KREDA) to lease land and a building for its Somerset, Kentucky manufacturing plant. Financing for the land and building was obtained by KREDA through the issuance of revenue bonds. The lease is accounted for as a capital lease and extends through November 9, 2014. The Company has a bargain purchase option of $1 at the expiration of the lease or following payment in full of the revenue bonds. The Company's present value (10% interest rate) of the remaining future minimum lease payments as of December 30, 1995, is $4,989,000 and is recorded as a capital lease obligation. Related capital lease assets of $5,545,000 at December 30, 1995, are net of accumulated depreciation of $1,608,000. The amortization charge for capital lease assets is included with depreciation expense.

Maturities for all long-term debt are as follows (in thousands):

                                   Capital Lease
                     Industrial     Obligation
                    Revenue Bond    and Other    Total
                    ------------   -----------  -------

     1996          $      -       $    264     $    264
     1997                 -            105          105
     1998                 -            115          115
     1999                 -            127          127
     2000                 -            140          140
     Thereafter      10,000          4,407       14,407
                    -------        -------      -------
          Total    $ 10,000       $  5,158     $ 15,158
                    =======        =======      =======

Through a cash management program, the Company periodically borrows funds from Premark to meet its daily operating requirements. Cumulative net borrowings from Premark are noninterest bearing and were approximately $56,477,000 at December 30, 1995.

















NOTE 5.     INCOME TAXES

The components of the deferred tax liability and asset are as follows (in thousands):

     Current Deferred Tax Liability-
          Inventory                                            $  1,533

     Current Deferred Tax Asset-
          Various accruals                                          715
                                                                -------

          Net Current Deferred Tax Liability                   $    818
                                                                =======

     Noncurrent Deferred Tax Liability-
          Property, plant, and equipment                       $  1,935
          Interest                                                  143
          Other                                                     127
                                                                -------
               Total                                              2,205
                                                                -------

     Noncurrent Deferred Tax Asset-
          Environmental and OSHA Reserve                          1,069
          Postemployment benefits                                 1,137
          Other                                                     305
                                                                -------
               Total                                              2,511
                                                                -------

     Net Noncurrent Deferred Tax Asset                         $    306
                                                                =======

The provision for income taxes consists of the following (in thousands):

     Current-
          Federal                                              $    863
          State and local                                            99
                                                                -------
                                                                    962
                                                                -------
     Deferred-
          Federal                                                  (470)
          State and local                                           (54)
                                                                -------
                                                                   (524)
                                                                -------
                    Total                                      $    438
                                                                =======

The statutory federal tax rate is 35%. The Company's effective tax rate differs from the statutory federal tax rate due to the following factors (in thousands) :

          Computed/expected tax benefit                        $   (268)
          Decrease from-
               State and local taxes                                 43
               Amortization of goodwill                             653
               Other book to tax differences, net                    10
                                                                -------
                    Total                                      $    438
                                                                =======

NOTE 6.     OPERATING LEASE COMMITMENTS:

The Company rents certain real estate and buildings under leases expiring at various dates to 2015. These leases include options for renewal and contain clauses for payment of real estate taxes and insurance. In most cases, management expects that in the normal course of business, leases will be renewed or replaced by other leases.

The following is a summary of minimum future lease payments required under operating leases that have initial noncancelable lease terms in excess of one year (in thousands):

               1996          $   81
               1997              73
               1998              73
               1999              75
               2000              75
                              -----
                    Total    $  377
                              =====

Rental expense for operating leases amounted to $122,000 for the fiscal year ended December 30, 1995.

NOTE 7.     ACCRUED LIABILITIES:

Amounts included in accrued liabilities are as follows (in thousands):

     Payroll                       $   333
     Worker's compensation             900
     Medical benefit plan              820
     Taxes                             150
     Insurance                         290
     Interest                          141
     Warranty                          202
     Other                             310
                                    ------
          Total                    $ 3,146
                                    ======

NOTE 8.     POSTRETIREMENT HEALTHCARE BENEFIT OBLIGATION:

The Company provides certain postretirement healthcare and life insurance benefits for employees. Employees may become eligible for these benefits if they reach normal retirement age while working for the Company and satisfy certain years of service requirements. The medical plan is contributory, with retiree contributions adjusted annually, and contain other cost-sharing features such as deductibles and coinsurance.

The net postretirement benefit costs were (in thousands):

     Service cost                           $     213
     Interest on accumulated postretirement
          benefit obligation                      246
     Net amortization                              16
                                             --------
          Net postretirement benefit cost   $     475
                                             ========




The projected liabilities, which are not funded, are reconciled to the amounts recognized in the Company's balance sheet as follows (in thousands):

     Accumulated postretirement benefit obligation-
          Retirees                                           $    273
          Active eligible participants                            192
          Active, not eligible                                    685
                                                              -------
                                                                1,150
                                                              -------
          Unrecognized prior service benefit                      965
          Unrecognized net gain                                   800
                                                              -------
               Total accrued postretirement benefit cost     $  2,915
                                                              =======

The weighted-average discount rate used in determining the accumulated postretirement benefit obligation was 7.25% at December 30, 1995. The accumulated postretirement benefit obligation is not affected by future healthcare cost inflation due to the fixed rate contributions by the Company.












































                         Triangle Pacific Corp.
                     Unaudited Pro Forma Information

On June 28, 1996, Triangle Pacific Corp. (the "Company") acquired all of the outstanding shares of Hartco Flooring Company ("Hartco"), formerly a wholly-owned subsidiary of Premark International, Inc.

The following unaudited pro forma consolidated statements of operations for the six months ended June 28, 1996, the six months ended June 30, 1995, and the twelve months ended December 29, 1995, were prepared to illustrate the estimated effects of the acquisition of Hartco. The unaudited pro forma consolidated statements of operations present the results of operations of the Company as if the acquisition had occurred as of the beginning of each period presented. An unaudited pro forma balance sheet as of June 28, 1996, is not presented as Hartco is included in the unaudited consolidated balance sheet of the Company as of June 28, 1996, which is included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 1996, filed with the Securities and Exchange Commission on August 12, 1996.

The unaudited pro forma financial information is intended to provide information about the continuing impact of the acquisition by showing how it might have affected historical financial statements if it had been consummated at an earlier date. This information is not necessarily indicative of future operations or the actual results that would have occurred had the acquisition been consummated at the beginning of each period presented.

The unaudited pro forma consolidated statements of operations should be read in conjunction with the audited consolidated financial statements of Triangle Pacific Corp. filed with the Securities and Exchange Commission in its Annual Report on Form 10-K for the fiscal year ended December 29, 1995 and the unaudited consolidated financial statements of Triangle Pacific Corp. filed with the Securities and Exchange Commission in its Quarterly Report on Form 10-Q for the quarters ended June 28, 1996, and June 30, 1995, and the notes thereto.




























                         Triangle Pacific Corp.
               Unaudited Pro Forma Statement of Operations
                 For the six months ended June 28, 1996
              (in thousands, except earnings per share data)

                                   Historical                 Pro Forma
                              ---------------------     ---------------------
                              Triangle     Hartco
                              Pacific      Flooring
                              Corp.        Company      Adjustments    Results
                              --------     --------     -----------  ---------

Net Sales                     $241,996     $40,419      $    -       $282,415
                               -------      ------       -----        -------

Costs and Expenses:

   Cost of Sales               181,706      32,982        (214)(1)    214,474
   Selling, general
     and administrative         31,959       5,523        (216)(2)     37,266
   Amortization of Goodwill        760         932        (713)(3)        979
   Interest                      9,312         450         994 (4)     10,756
                               -------      ------       -----        -------
                               223,737      39,887        (149)       263,475
                               -------      ------       -----        -------

Income before income taxes      18,259         532         149         18,940

Provision for income taxes      (6,922)       (205)       (142)(5)     (7,269)
                               -------      ------       -----        -------

Net income                    $ 11,337    $    327      $    7       $ 11,671
                               =======     =======       =====        =======


Earnings Per Share Data:

Net income per share          $   0.76                               $   0.78
                               =======                                =======

Weighted average shares
   outstanding                  14,920                                 14,920
                               =======                                =======

                 Notes to Pro Forma Statement of Operations:
                 -------------------------------------------

(1) Represents the adjustment to depreciation expense as a result of the purchase price allocation.

(2) Represents the elimination of corporate allocations from Premark and the addition of Triangle Pacific's estimated corporate allocation.

(3) Net adjustment to goodwill comprised of the elimination of Hartco goodwill amortization of $932,000 and the addition of Triangle Pacific goodwill amortization of $219,000 based upon its purchase of Hartco.

(4) Represents the cost of funds to Triangle Pacific if the purchase of Hartco occurred as of the beginning of the period.

(5) Represents the adjustment to the consolidated provision for income taxes had Hartco been consolidated with Triangle Pacific as of the beginning of the period.

                         Triangle Pacific Corp.
                Unaudited Pro Forma Statement of Operations
                  For the six months ended June 30, 1995
               (in thousands, except earnings per share data)

                                  Historical                 Pro Forma
                              ---------------------     ---------------------
                              Triangle     Hartco
                              Pacific      Flooring
                              Corp.        Company      Adjustments    Results
                              --------     --------     -----------  ---------

Net Sales                     $223,801     $ 34,286     $      -     $258,087
                               -------      -------      -------      -------

Costs and Expenses:

   Cost of Sales               165,062       27,766         (214)(1)  192,614
   Selling, general
     and administrative         30,861        5,177         (204)(2)   35,834
   Amortization of Goodwill        760          932         (713)(3)      979
   Interest                      9,160          473          994 (4)   10,627
                               -------      -------      -------      -------
                               205,843       34,348         (137)     240,054
                               -------      -------      -------      -------

Income before income taxes      17,958          (62)         137       18,033

Provision for income taxes      (6,963)        (343)         230 (5)   (7,076)
                               -------      -------      -------      -------

Net income                    $ 10,995     $   (405)    $    367     $ 10,957
                               =======      =======      =======      =======

Earnings Per Share Data:

Net income per share          $   0.75                               $   0.74
                               =======                                =======

Weighted average shares
   outstanding                  14,754                                 14,754
                               =======                                =======

                   Notes to Pro Forma Statement of Operations:
                   -------------------------------------------

(1) Represents the adjustment to depreciation expense as a result of the purchase price allocation.

(2) Represents the elimination of corporate allocations from Premark and the addition of Triangle Pacific's estimated corporate allocation.

(3) Net adjustment to goodwill comprised of the elimination of Hartco goodwill amortization of $932,000 and the addition of Triangle Pacific goodwill amortization of $219,000 based upon its purchase of Hartco.

(4) Represents the cost of funds to Triangle Pacific if the purchase of Hartco occurred as of the beginning of the period.

(5) Represents the adjustment to the consolidated provision for income taxes had Hartco been consolidated with Triangle Pacific as of the beginning of the period.

                         Triangle Pacific Corp.
                 Unaudited Pro Forma Statement of Operations
                   For the year ended December 29, 1995
               (in thousands, except earnings per share data)

                                  Historical                 Pro Forma
                              ---------------------     ---------------------
                              Triangle     Hartco
                              Pacific      Flooring
                              Corp.        Company      Adjustments    Results
                              --------     --------     -----------  ---------

Net Sales                     $458,868     $ 70,789     $      -     $529,657
                               -------      -------      -------      -------
Costs and Expenses:

   Cost of Sales               342,348       58,979         (428)(1)  400,899
   Selling, general
     and administrative         60,841        9,763         (380)(2)   70,224
   Amortization of Goodwill      1,520        1,865       (1,427)(3)    1,958
   Interest                     18,380          947        1,988 (4)   21,315
                               -------      -------      -------      -------
                               423,089       71,554         (247)     494,396
                               -------      -------      -------      -------

Income before income taxes      35,779         (765)         247       35,261

Provision for income taxes     (13,774)        (438)         297 (5)  (13,915)
                               -------      -------      -------      -------

Net income                    $ 22,005     $ (1,203)    $    544     $ 21,346
                               =======      =======      =======      =======

Earnings Per Share Data:

Net income per share          $   1.49                               $   1.44
                               =======                                =======

Weighted average shares
   outstanding                  14,815                                 14,815
                               =======                                =======


                 Notes to Pro Forma Statement of Operations:
                 -------------------------------------------

(1) Represents the adjustment to depreciation expense as a result of the purchase price allocation.

(2) Represents the elimination of corporate allocations from Premark and the addition of Triangle Pacific's estimated corporate allocation.

(3) Net adjustment to goodwill comprised of the elimination of Hartco goodwill amortization of $1,865,000 and the addition of Triangle Pacific goodwill amortization of $438,000 based upon its purchase of Hartco.

(4) Represents the cost of funds to Triangle Pacific if the purchase of Hartco occurred as of the beginning of the period.

(5) Represents the adjustment to the consolidated provision for income taxes had Hartco been consolidated with Triangle Pacific as of the beginning of the period.


                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 13, 1996                  TRIANGLE PACIFIC CORP.




                                    By:  /s/ Robert J. Symon
                                         -----------------------------------
                                         Robert J. Symon
                                         Executive Vice President, Treasurer
                                         and Chief Financial Officer